                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36754, 33-52506, 33-62098, 33-58637 and 33-58639) of BJ Services Company and in the Post-Effective Amendment on Form S-3 to the Company's Registration Statement on Form S-4 (No. 33-58017), the Company's Registration Statement on Form S-4 (No. 333- 02287) and the Company's Registration Statement on Form S-3 (No. 333-02731) of our report dated February 22, 1995 relating to the financial statements of The Western Company of North America, which appears in this Current Report on Form 8-K/A of BJ Services Company.





PRICE WATERHOUSE LLP

Houston, Texas
May 22, 1996